UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
____________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
February 24, 2020
Date of Report
(Date of earliest event reported)
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Core-Mark Holding Company, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	000-51515	20-1489747
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Solana Boulevard, Suite 3400		76262
Westlake,	Texas
(Address of principal executive offices)		(Zip Code)
(940) 293-8600
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CORE	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01.    Other Events.
On February 24, 2020, the Board of Directors (the “Board”) of Core-Mark Holding Company, Inc. (the “Company”), authorized a $60 million stock repurchase plan. At the time of approval, the Company had funds totaling $0.4 million remaining under the prior stock repurchase plan which were subsequently retired unused. The timing, price and volume of repurchases will be based on market conditions, cash and liquidity requirements, relevant securities laws and other factors. The plan may be discontinued or amended at any time. The plan will expire when the amount authorized has been expended or the Board withdraws its authorization.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORE-MARK HOLDING COMPANY, INC.

Date:	February 28, 2020	By:	/s/ CHRISTOPHER M. MILLER
		Name:	Christopher M. Miller
		Title:	Senior Vice President, Chief Financial Officer